Gibraltar Announces Fourth-Quarter and Full-Year 2018 Financial Results
Reports Revenues of $240.9 Million, In Line with Expectations
GAAP EPS of $0.40 and Adjusted EPS of $0.47 Exceed Guidance Range
Effective Material Cost Management and 80/20 Initiatives Yield Results
New Leadership to Focus on Accelerating Growth Through Innovation and Acquisitions
while Enhancing 80/20 Simplification Strategy

Buffalo, New York, February 21, 2019 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of building products for the residential, industrial, infrastructure, and renewable energy and conservation markets, today reported its financial results for the three- and twelve-month periods ended December 31, 2018. All financial metrics in this release reflect only the Company’s continuing operations unless otherwise noted.
Fourth-quarter Consolidated Results
Gibraltar reported the following consolidated results:

	Three Months Ended December 31,
Dollars in millions, except EPS	GAAP			Adjusted
	2018	2017	% Change	2018	2017	% Change
Net Sales	$240.9	$258.1	(6.7)%	$240.9	$258.1	(6.7)%
Net Income	$13.1	$25.2	(48.0)%	$15.2	$13.2	15.2%
Diluted EPS	$0.40	$0.78	(48.7)%	$0.47	$0.41	14.6%

The Company reported fourth-quarter 2018 net sales of $240.9 million, in line with its guidance as noted in its third-quarter 2018 earnings release. The 6.7 percent decrease was mainly due to unfavorable year-over-year comparisons in the Residential Products and Renewable Energy & Conservation segments as favorable weather last year extended construction seasons into the fourth quarter of 2017.
GAAP and adjusted earnings exceeded guidance provided in the Company’s third-quarter 2018 earnings release, reflecting growth in the Industrial and Infrastructure segment, effective price-material cost management and ongoing benefits from 80/20 simplification initiatives. The adjusted amounts for the fourth quarter of 2018 and 2017 remove special items from both periods, as described in the appended reconciliation of adjusted financial measures.
As previously announced, as part of the Company’s planned succession strategy, effective January 2, 2019, William T. Bosway was appointed as President and Chief Executive Officer, and Director. Frank Heard remains with the Company in the newly created role of Vice Chairman of the Board through March 3, 2020, with the principal responsibility of ensuring a smooth leadership transition.
During the fourth quarter, the Company announced the repayment of its Senior Subordinated 6.25% Notes, which were due February 1, 2021. Gibraltar anticipates annualized savings of $13 million in interest payments from the repayment of the Notes, which occurred on February 1, 2019. For 2019, the reduced interest expense will result in a $0.22 increase to diluted earnings per share.

In January, the Company announced that it had closed on a new $400 million five-year revolving credit facility, which replaces a $300 million secured revolving credit agreement due to mature in December 2020. The Company has the option to increase the size of the facility by up to an additional $300 million, subject to certain conditions. The new agreement reduces costs and relaxes certain restrictions related to acquisitions and capital distributions, providing enhanced flexibility for capital allocation.
Management Comments
“We closed the fourth year of our transformation of Gibraltar delivering fourth-quarter revenues in line with our expectations and GAAP and adjusted earnings that exceeded our guidance,” said Vice Chairman Frank Heard. “By executing on our four-pillar strategy, we recovered increased material costs, benefitted from higher-margin innovative products and drove profitable growth in the Industrial & Infrastructure segment.
“For the fourth year in a row we delivered on our promise of making more money at a higher rate of return with a more efficient use of capital. For the full year, revenues of $1 billion were in line with our guidance, while GAAP earnings of $1.96 and adjusted earnings of $2.14 exceeded our expectations. Furthermore, we managed price cost relationships well during a period of significant material cost volatility, continued to benefit from 80/20 simplification initiatives, increased the percentage of higher-margin patented products, and positioned the Company for the next step in its transformation by repaying our outstanding notes and bringing on a new CEO with proven expertise in achieving organic and M&A growth.
“Bill comes to Gibraltar with significant experience leading complex businesses at Fortune 500 global industrial companies, and valuable expertise in driving organic growth accelerated by strategic acquisitions as well as proficiency in manufacturing operations. He is uniquely qualified to lead Gibraltar in its next phase of growth,” concluded Heard.
“My focus will be on accelerating organic growth through innovative products and strategic acquisitions, while enhancing our 80/20 simplification strategy,” said President and Chief Executive Officer William Bosway. “The Company has achieved tremendous progress in the past four years of transformation, and those successes have created even greater opportunities ahead. Through executing our four-pillar strategy, our businesses have more upside potential and little downside risk. Now, with the recent repayment of our notes, we enter year five of Gibraltar’s transformation with a strong platform to accelerate growth through innovation and acquisitions and create long-term value for our shareholders.”

Fourth-quarter Segment Results

Residential Products
For the fourth quarter, the Residential Products segment reported:

	Three Months Ended December 31,
Dollars in millions	GAAP			Adjusted
	2018	2017	% Change	2018	2017	% Change
Net Sales	$102.2	$105.3	(2.9)%	$102.2	$105.3	(2.9)%
Operating Margin	12.0%	14.2%	(220) bps	13.4%	14.3%	(90) bps

Fourth-quarter 2018 revenues in Gibraltar’s Residential Products segment were down 3 percent versus prior year, primarily due to an unfavorable year-over-year comparison as a higher level of storm-related activity and subsequent milder weather last year extended the roofing activity season into the fourth quarter of 2017.
The lower fourth-quarter operating margin resulted from unfavorable product mix, and to a lesser extent, volume leverage, partially offset by benefits from 80/20 simplification initiatives. The adjusted operating margin for the fourth quarter of 2018 and 2017 removes the special charges for restructuring initiatives under the 80/20 program from both periods.

Industrial & Infrastructure Products
For the fourth quarter, the Industrial & Infrastructure Products segment reported:

	Three Months Ended December 31,
Dollars in millions	GAAP			Adjusted
	2018	2017	% Change	2018	2017	% Change
Net Sales	$50.5	$49.1	2.9%	$50.5	$49.1	2.9%
Operating Margin	6.4%	4.6%	180 bps	6.7%	4.3%	240 bps

Fourth-quarter 2018 revenues in Gibraltar’s Industrial & Infrastructure Products segment were up 3 percent year over year, driven by increased activity in the Infrastructure business.
GAAP and adjusted operating margin improvement for the segment resulted from more favorable product mix, effective management of material costs to customer selling prices, and the continued benefit from 80/20 simplification initiatives. This segment’s adjusted operating margin for the fourth quarter of 2018 and 2017 removes the special charges for restructuring initiatives under the 80/20 program and portfolio management activities.

Renewable Energy & Conservation
For the fourth quarter, the Renewable Energy & Conservation segment reported:

	Three Months Ended December 31,
Dollars in millions	GAAP			Adjusted
	2018	2017	% Change	2018	2017	% Change
Net Sales	$88.1	$103.7	(15.0)%	$88.1	$103.7	(15.0)%
Operating Margin	9.9%	11.4%	(150) bps	11.6%	12.0%	(40) bps

Renewable Energy & Conservation segment revenues were down 15 percent year over year as continued demand for its innovative tracker solution was more than offset by a difficult comparison resulting from an extended construction season last year due to favorable weather in the fourth quarter of 2017.
On the bottom line, volume and product mix, partially offset by ongoing benefits from 80/20 simplification initiatives and effective material cost to customer price management, contributed to the decrease in fourth-quarter 2018 GAAP and adjusted operating margins. This segment’s adjusted operating margin for the fourth quarter of 2018 and 2017 removes the special charges for restructuring initiatives and portfolio management activities.
Business Outlook
“We enter 2019 with confidence in the end markets we target across our businesses but are cautious about the general economy and continued volatility in material costs,” said Bosway. “Our plan is to accelerate innovative product development, continue to drive 80/20, and seek acquisitions in attractive end markets. At the end of the year, we expect to deliver increased profits and make excellent progress in establishing a robust platform for sustainable organic growth.”
Gibraltar is providing its guidance for revenues and earnings for the full year 2019. Gibraltar expects 2019 consolidated revenues to be in excess of $1 billion. GAAP EPS for full year 2019 are expected to be between $1.95 and $2.10, or $2.40 to $2.55 on an adjusted basis, compared with $1.96 and $2.14, respectively, in 2018.
For the first quarter of 2019, the Company is expecting revenue in the range of $218 million to $224 million. GAAP EPS for the first quarter 2019 are expected to be between $0.14 and $0.19, or $0.27 to $0.32 on an adjusted basis.

FY 2019 Guidance Reconciliation
Gibraltar Industries
Dollars in millions, except EPS	Operating		Income	Net	Diluted Earnings
	Income	Margin	Taxes	Income	Per Share
GAAP Measures	$93-100	9.0-9.5%	$26-28	$64-69	$1.95-2.10
Restructuring Costs	17	1.6%	3	15	$0.45

Adjusted Measures	$110-117	10.6-11.1%	$29-31	$79-84	$2.40-2.55

Fourth-quarter Conference Call Details
Gibraltar has scheduled a conference call today starting at 9:00 a.m. ET to review its results for the fourth quarter of 2018. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Gibraltar website: www.gibraltar1.com. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.
About Gibraltar
Gibraltar Industries is a leading manufacturer and distributor of building products for the residential, industrial, infrastructure, and renewable energy and conservation markets. With a four-pillar strategy focused on operational improvement, product innovation, portfolio management and acquisitions, Gibraltar’s mission is to drive best-in-class performance. Gibraltar serves customers primarily throughout North America and to a lesser extent Asia. Comprehensive information about Gibraltar can be found on its website at www.gibraltar1.com.
Safe Harbor Statement
Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration and performance of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as macroeconomic factors including government monetary and trade policies, such as tariffs and expiration of tax credits along with currency fluctuations and general political conditions. Other risks and uncertainties that arise from time to time are described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Adjusted Financial Measures
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release. Adjusted financial measures exclude special charges consisting of restructuring costs primarily associated with the 80/20 simplification initiative and portfolio management actions, acquisition-related items, and other reclassifications. These adjustments are shown in the reconciliation of adjusted financial measures excluding special charges provided in the supplemental financial schedules that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than adjusted measures used by other companies.
Next Earnings Announcement
Gibraltar expects to release its financial results for the three-month period ending March 31, 2019, on Friday, May 3, 2019, and hold its earnings conference call later that morning, starting at 9:00 a.m. ET.

Contact:
Timothy Murphy
Chief Financial Officer
(716) 826-6500 ext. 3277
tfmurphy@gibraltar1.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net Sales	$240,913	$258,112	$1,002,372	$986,918
Cost of sales	187,653	201,383	760,012	750,374
Gross profit	53,260	56,729	242,360	236,544
Selling, general, and administrative expense	33,261	34,135	146,840	143,448
Intangible asset impairment	1,552	47	1,552	247
Income from operations	18,447	22,547	93,968	92,849
Interest expense	2,759	3,420	12,064	14,032
Other expense	2,009	98	1,959	909
Income before taxes	13,679	19,029	79,945	77,908
Provision for (benefit of) income taxes	562	(6,147)	16,136	14,943
Income from continuing operations	13,117	25,176	63,809	62,965
Discontinued operations:
Loss before taxes	—	—	—	(644)
Benefit of income taxes	—	—	—	(239)
Loss from discontinued operations	—	—	—	(405)
Net income	$13,117	$25,176	$63,809	$62,560
Net earnings per share – Basic:
Income from continuing operations	$0.41	$0.79	$2.00	$1.98
Loss from discontinued operations	—	—	—	(0.01)
Net income	$0.41	$0.79	$2.00	$1.97
Weighted average shares outstanding -- Basic	32,148	31,771	31,979	31,701
Net earnings per share – Diluted:
Income from continuing operations	$0.40	$0.78	$1.96	$1.95
Loss from discontinued operations	—	—	—	(0.01)
Net income	$0.40	$0.78	$1.96	$1.94
Weighted average shares outstanding -- Diluted	32,562	32,420	32,534	32,250

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31, 2018	December 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$297,006	$222,280
Accounts receivable, net	140,283	145,385
Inventories	98,913	86,372
Other current assets	8,351	8,727
Total current assets	544,553	462,764
Property, plant, and equipment, net	95,830	97,098
Goodwill	323,671	321,074
Acquired intangibles	96,375	105,768
Other assets	1,216	4,681
	$1,061,645	$991,385
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$79,136	$82,387
Accrued expenses	87,074	75,467
Billings in excess of cost	17,857	12,779
Current maturities of long-term debt	208,805	400
Total current liabilities	392,872	171,033
Long-term debt	1,600	209,621
Deferred income taxes	36,530	31,237
Other non-current liabilities	33,950	47,775
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares; 32,887 and 32,332 shares issued in 2018 and 2017	329	323
Additional paid-in capital	282,525	271,957
Retained earnings	338,995	274,562
Accumulated other comprehensive loss	(7,234)	(4,366)
Cost of 796 and 615 common shares held in treasury in 2018 and 2017	(17,922)	(10,757)
Total shareholders’ equity	596,693	531,719
	$1,061,645	$991,385

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve Months Ended December 31,
	2018	2017
Cash Flows from Operating Activities
Net income	$63,809	$62,560
Loss from discontinued operations	—	(405)
Income from continuing operations	63,809	62,965
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,374	21,690
Intangible asset impairment	1,552	247
Stock compensation expense	9,189	7,122
Net gain on sale of assets	(143)	(123)
Exit activity costs (recoveries), non-cash	1,344	(1,877)
Provision for (benefit of) deferred income taxes	4,781	(7,105)
Other, net	1,386	2,118
Changes in operating assets and liabilities (excluding the effects of acquisitions):
Accounts receivable	9,737	(21,806)
Inventories	(16,951)	870
Other current assets and other assets	(22)	(2,629)
Accounts payable	(4,828)	11,332
Accrued expenses and other non-current liabilities	7,317	(2,734)
Net cash provided by operating activities	97,545	70,070
Cash Flows from Investing Activities
Purchases of property, plant, and equipment	(12,457)	(11,399)
Acquisitions, net of cash acquired	(5,241)	(18,494)
Net proceeds from sale of property and equipment	3,149	13,096
Net cash used in investing activities	(14,549)	(16,797)
Cash Flows from Financing Activities
Long-term debt payments	(400)	(400)
Purchase of treasury stock at market prices	(7,165)	(2,872)
Net proceeds from issuance of common stock	1,385	674
Net cash used in financing activities	(6,180)	(2,598)
Effect of exchange rate changes on cash	(2,090)	1,428
Net increase in cash and cash equivalents	74,726	52,103
Cash and cash equivalents at beginning of year	222,280	170,177
Cash and cash equivalents at end of year	$297,006	$222,280

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31, 2018
	As Reported In GAAP Statements	Restructuring & Acquisition Related Items	Senior Leadership Transition Costs	Tax Reform	Adjusted Financial Measures
Net Sales
Residential Products	$102,301	$—	$—	$—	$102,301
Industrial & Infrastructure Products	50,788	—	—	—	50,788
Less Inter-Segment Sales	(242)	—	—	—	(242)
	50,546	—	—	—	50,546
Renewable Energy & Conservation	88,066	—	—	—	88,066
Consolidated sales	240,913	—	—	—	240,913

Income from operations
Residential Products	12,266	1,425	—	—	13,691
Industrial & Infrastructure Products	3,238	140	—	—	3,378
Renewable Energy & Conservation	8,733	1,447	—	—	10,180
Segment Income	24,237	3,012	—	—	27,249
Unallocated corporate expense	(5,790)	33	(430)	—	(6,187)
Consolidated income from operations	18,447	3,045	(430)	—	21,062

Interest expense	2,759	—	—	—	2,759
Other expense (income)	2,009	(3,060)	—	—	(1,051)
Income before income taxes	13,679	6,105	(430)	—	19,354
Provision for income taxes	562	3,978	(370)	(48)	4,122
Income from continuing operations	$13,117	$2,127	$(60)	$48	$15,232
Income from continuing operations per share – diluted	$0.40	$0.07	$—	$—	$0.47

Operating margin
Residential Products	12.0%	1.4%	—%	—%	13.4%
Industrial & Infrastructure Products	6.4%	0.3%	—%	—%	6.7%
Renewable Energy & Conservation	9.9%	1.6%	—%	—%	11.6%
Segments Margin	10.1%	1.2%	—%	—%	11.3%
Consolidated	7.7%	1.2%	(0.2)%	—%	8.7%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31, 2017
	As Reported In GAAP Statements	Restructuring & Acquisition Related Items	Senior Leadership Transition Costs	Portfolio Management	Tax Reform	Adjusted Financial Measures
Net Sales
Residential Products	$105,299	$—	$—	$—	$—	$105,299
Industrial & Infrastructure Products	49,405	—	—	—	—	49,405
Less Inter-Segment Sales	(253)	—	—	—	—	(253)
	49,152	—	—	—	—	49,152
Renewable Energy & Conservation	103,661	—	—	—	—	103,661
Consolidated sales	258,112	—	—	—	—	258,112

Income from operations
Residential Products	14,909	150	—	—	—	15,059
Industrial & Infrastructure Products	2,245	64	—	(195)	—	2,114
Renewable Energy & Conservation	11,837	621	—	(2)	—	12,456
Segment Income	28,991	835	—	(197)	—	29,629
Unallocated corporate expense	(6,444)	82	535	—	—	(5,827)
Consolidated income from operations	22,547	917	535	(197)	—	23,802

Interest expense	3,420	—	—	—	—	3,420
Other expense	98	—	—	—	—	98
Income before income taxes	19,029	917	535	(197)	—	20,284
(Benefit of) provision for income taxes	(6,147)	305	203	150	12,535	7,046
Income from continuing operations	$25,176	$612	$332	$(347)	$(12,535)	$13,238
Income from continuing operations per share – diluted	$0.78	$0.02	$0.01	$(0.01)	$(0.39)	$0.41

Operating margin
Residential Products	14.2%	0.1%	—%	—%	—%	14.3%
Industrial & Infrastructure Products	4.6%	0.1%	—%	(0.4)%	—%	4.3%
Renewable Energy & Conservation	11.4%	0.6%	—%	—%	—%	12.0%
Segments Margin	11.2%	0.3%	—%	(0.1)%	—%	11.5%
Consolidated	8.7%	0.3%	0.2%	(0.1)%	—%	9.2%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Twelve Months Ended December 31, 2018
	As Reported In GAAP Statements	Restructuring & Acquisition Related Items	Senior Leadership Transition Costs	Tax Reform	Adjusted Financial Measures
Net Sales
Residential Products	$463,216	$—	$—	$—	$463,216
Industrial & Infrastructure Products	223,006	—	—	—	223,006
Less Inter-Segment Sales	(1,103)	—	—	—	(1,103)
	221,903	—	—	—	221,903
Renewable Energy & Conservation	317,253	—	—	—	317,253
Consolidated sales	1,002,372	—	—	—	1,002,372

Income from operations
Residential Products	69,838	3,107	—	—	72,945
Industrial & Infrastructure Products	15,336	1,402	—	—	16,738
Renewable Energy & Conservation	37,423	1,424	178	—	39,025
Segment Income	122,597	5,933	178	—	128,708
Unallocated corporate expense	(28,629)	935	414	—	(27,280)
Consolidated income from operations	93,968	6,868	592	—	101,428

Interest expense	12,064	—	—	—	12,064
Other expense (income)	1,959	(3,060)	—	—	(1,101)
Income before income taxes	79,945	9,928	592	—	90,465
Provision for income taxes	16,136	4,889	(106)	(225)	20,694
Income from continuing operations	$63,809	$5,039	$698	$225	$69,771
Income from continuing operations per share – diluted	$1.96	$0.15	$0.02	$0.01	$2.14

Operating margin
Residential Products	15.1%	0.6%	—%	—%	15.7%
Industrial & Infrastructure Products	6.9%	0.6%	—%	—%	7.5%
Renewable Energy & Conservation	11.8%	0.4%	0.1%	—%	12.3%
Segments Margin	12.2%	0.6%	—%	—%	12.8%
Consolidated	9.4%	0.7%	0.1%	—%	10.1%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Twelve Months Ended December 31, 2017
	As Reported In GAAP Statements	Restructuring & Acquisition Related Items	Senior Leadership Transition Costs	Portfolio Management	Tax Reform	Adjusted Financial Measures
Net Sales
Residential Products	$466,603	$—	$—	$—	$—	$466,603
Industrial & Infrastructure Products	215,211	—	—	—	—	215,211
Less Inter-Segment Sales	(1,247)	—	—	—	—	(1,247)
	213,964	—	—	—	—	213,964
Renewable Energy & Conservation	306,351	—	—	—	—	306,351
Consolidated sales	986,918	—	—	—	—	986,918

Income from operations
Residential Products	76,893	1,403	—	—	—	78,296
Industrial & Infrastructure Products	8,159	49	260	287	—	8,755
Renewable Energy & Conservation	30,218	1,155	252	2,340	—	33,965
Segment Income	115,270	2,607	512	2,627	—	121,016
Unallocated corporate expense	(22,421)	407	193	—	—	(21,821)
Consolidated income from operations	92,849	3,014	705	2,627	—	99,195

Interest expense	14,032	—	—	—	—	14,032
Other expense	909	—	—	—	—	909
Income before income taxes	77,908	3,014	705	2,627	—	84,254
Provision for income taxes	14,943	1,118	272	80	12,535	28,948
Income from continuing operations	$62,965	$1,896	$433	$2,547	$(12,535)	$55,306
Income from continuing operations per share – diluted	$1.95	$0.06	$0.01	$0.08	$(0.39)	$1.71

Operating margin
Residential Products	16.5%	0.3%	—%	—%	—%	16.8%
Industrial & Infrastructure Products	3.8%	—%	0.1%	0.1%	—%	4.1%
Renewable Energy & Conservation	9.9%	0.4%	0.1%	0.8%	—%	11.1%
Segments Margin	11.7%	0.2%	0.1%	0.3%	—%	12.3%
Consolidated	9.4%	0.3%	0.1%	0.3%	—%	10.1%